Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FIRST QUARTER 2023 RESULTS

PHOENIX, AZ., May 2, 2023—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 27 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended March 31, 2023.

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Grand Canyon Education, Inc. Reports First Quarter 2023 Results

For the three months ended March 31, 2023:

●	Service revenue was $250.1 million for the first quarter of 2023, an increase of $6.0 million, or 2.5%, as compared to service revenue of $244.1 million for the first quarter of 2022. The increase year over year in service revenue was primarily due to an increase in GCU traditional campus enrollments of 6.6% and an increase in revenue per student year over year, partially offset by a decrease in students in a university partner’s Occupational Therapy Assistants (“OTA”) program of 19.9%. The increase in revenue per student between years is primarily due to the service revenue impact of the growth in the GCU traditional campus enrollments between years which has a higher revenue per student due to room, board and other ancillary revenues and the higher revenue per student at off-campus classroom and laboratory sites. Service revenue per student for Accelerated Bachelor of Science in Nursing (“ABSN”) program students at off-campus classroom and laboratory sites generates a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of their students take more credits on average per semester. The increase in revenue per student in the three months ended March 31, 2023 was negatively impacted by the timing of the Spring semester for the ground traditional campus. The Spring semester started two days later in 2023 and extended four more days into April, which had the effect of shifting $4.5 million in service revenue from the first quarter of 2023 to the second quarter of 2023.
●	Partner enrollments totaled 112,588 at March 31, 2023 as compared to 110,217 at March 31, 2022. University partner enrollments at our off-campus classroom and laboratory sites were 4,315, a decrease of 4.0% over enrollments at March 31, 2022, which includes 360 and 283 GCU students at March 31, 2023 and 2022, respectively. This growth rate has slowed over the past year primarily due to the 19.9% decline in OTA students. We opened one new off-campus classroom and laboratory site in the three months ended March 31, 2023 increasing the total number of these sites to 36 at March 31, 2023 and we anticipate opening three to four more in 2023 which we hope, along with the program change discussed earlier, will re-accelerate the ABSN student enrollment growth. Enrollments at GCU increased to 108,633 at March 31, 2023, an increase of 2.5% over enrollments at March 31, 2022. Enrollments for GCU ground students were 22,568 at March 31, 2023 up from 21,281 at March 31, 2022 primarily due to a 6.6% increase in traditional ground students between years. GCU online enrollments were 86,065 at March 31, 2023, up from 84,722 at March 31, 2022.
●	Operating income for the three months ended March 31, 2023 was $74.5 million, a decrease of $3.0 million as compared to $77.5 million for the same period in 2022. The operating margin for the three months ended March 31, 2023 was 29.8%, compared to 31.7% for the same period in 2022.

●	Income tax expense for the three months ended March 31, 2023 was $17.0 million, a decrease of $2.6 million, as compared to income tax expense of $19.6 million for the three months ended March 31, 2022. This decrease was the result of a decrease in our effective tax rate between periods and a slight decrease in our taxable income. Our effective tax rate was 22.3% during the first quarter of 2023 compared to 25.2% during the first quarter of 2022. In the first quarter of 2023, the effective tax rate was impacted by excess tax benefits of $0.9 million as compared to only $0.1 million in the first quarter of 2022. In the first quarter of 2023 the effective tax rate was favorably impacted by state income tax refunds, while in the first quarter of 2022 the effective tax rate was unfavorably impacted by state audits.

●	Net income increased 2.6% to $59.6 million for the first quarter of 2023, compared to $58.1 million for the same period in 2022. As adjusted net income was $61.3 million and $60.1 million for the first quarters of 2023 and 2022, respectively.

●	Diluted net income per share was $1.94 and $1.66 for the first quarters of 2023 and 2022, respectively. As adjusted diluted net income per share was $2.00 and $1.72 for the first quarters of 2023 and 2022, respectively.

●	Adjusted EBITDA decreased 4.2% to $86.6 million for the first quarter of 2023, compared to $90.4 million for the same period in 2022.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments increased by $12.8 million between December 31, 2022 and March 31, 2023, which was largely attributable to cash flows from operations exceeding share repurchases and capital expenditures during the three months ended March 31, 2023. Our unrestricted cash and cash equivalents and investments were $194.5 million and $181.7 million at March 31, 2023 and December 31, 2022, respectively.

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Grand Canyon Education, Inc. Reports First Quarter 2023 Results and Full Year Outlook 2023

2023 Outlook

Q2 2023:

●	Service revenue of between $206.0 million and $209.0 million;
●	Operating margin of between 14.8% and 15.7%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $0.79 and $0.85; and
●	30.4 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Q3 2023:

●	Service revenue of between $215.5 million and $223.0 million;
●	Operating margin of between 15.8% and 18.1%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $0.88 and $1.04; and
●	30.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Q4 2023:

●	Service revenue of between $268.5 million and $283.0 million;
●	Operating margin of between 33.5% and 36.4%;
●	Effective tax rate of 24.0%;
●	Diluted EPS of between $2.33 and $2.66; and
●	29.8 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS.

Full Year 2023:

●	Service revenue of between $940.1 million and $965.1 million;
●	Operating margin of between 24.4% and 26.0%;
●	Effective tax rate of 23.8%;
●	Diluted EPS between $5.94 and $6.49; and
●	30.2 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.4 million, which equates to a $0.21 impact on diluted EPS.

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: the harm to our business, results of operations, and financial condition, and harm to our university partners resulting from epidemics, pandemics, or public health crises: the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; the impact of any natural disasters or public health emergencies; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2022, as updated in our subsequent reports filed with the Securities and Exchange Commission on Form 10Q or Form 8-K.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Grand Canyon Education, Inc. Reports First Quarter 2023 Results

Conference Call

Grand Canyon Education, Inc. will discuss its first quarter 2023 results and full year 2023 outlook during a conference call scheduled for today, May 2, 2023 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q1 2023 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 27 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports First Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
(In thousands, except per share data)
Service revenue	$250,125	$244,133
Costs and expenses:
Technology and academic services	37,512	36,306
Counseling services and support	73,349	67,513
Marketing and communication	52,894	50,851
General and administrative	9,788	9,893
Amortization of intangible assets	2,105	2,105
Total costs and expenses	175,648	166,668
Operating income	74,477	77,465
Interest expense	(19)	—
Investment interest and other	2,153	205
Income before income taxes	76,611	77,670
Income tax expense	17,047	19,592
Net income	$59,564	$58,078
Earnings per share:
Basic income per share	$1.96	$1.67
Diluted income per share	$1.94	$1.66
Basic weighted average shares outstanding	30,461	34,806
Diluted weighted average shares outstanding	30,638	34,901

Grand Canyon Education, Inc. Reports First Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
(In thousands, except par value)	2023	2022
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$105,040	$120,409
Investments	89,483	61,295
Accounts receivable, net	102,571	77,413
Income taxes receivable	2,964	2,788
Other current assets	15,828	11,368
Total current assets	315,886	273,273
Property and equipment, net	150,391	147,504
Right-of-use assets	70,320	72,719
Amortizable intangible assets, net	174,695	176,800
Goodwill	160,766	160,766
Other assets	1,963	1,687
Total assets	$874,021	$832,749
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$21,801	$20,006
Accrued compensation and benefits	21,124	36,412
Accrued liabilities	31,661	22,473
Income taxes payable	26,568	12,167
Deferred revenue	9,678	—
Current portion of lease liability	8,818	8,648
Total current liabilities	119,650	99,706
Deferred income taxes, noncurrent	28,049	26,195
Other long-term liabilities	429	436
Lease liability, less current portion	66,643	68,793
Total liabilities	214,771	195,130
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2022 and December 31, 2022	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 53,966 and 53,830 shares issued and 30,823 and 31,058 shares outstanding at March 31, 2023 and December 31, 2022, respectively	540	538
Treasury stock, at cost, 23,143 and 22,772 shares of common stock at March 31, 2023 and December 31, 2022, respectively	(1,752,844)	(1,711,423)
Additional paid-in capital	312,677	309,310
Accumulated other comprehensive loss	(414)	(533)
Retained earnings	2,099,291	2,039,727
Total stockholders’ equity	659,250	637,619
Total liabilities and stockholders’ equity	$874,021	$832,749

Grand Canyon Education, Inc. Reports First Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2023	2022

Cash flows provided by operating activities:
Net income	$59,564	$58,078
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	3,369	3,190
Depreciation and amortization	5,537	5,724
Amortization of intangible assets	2,105	2,105
Deferred income taxes	1,816	1,480
Other, including fixed asset impairments	410	719
Changes in assets and liabilities:
Accounts receivable from university partners	(25,158)	(31,943)
Other assets	(4,625)	(5,312)
Right-of-use assets and lease liabilities	419	179
Accounts payable	1,953	5,427
Accrued liabilities	(6,294)	2,377
Income taxes receivable/payable	14,225	16,074
Deferred revenue	9,678	12,162
Net cash provided by operating activities	62,999	70,260
Cash flows used in investing activities:
Capital expenditures	(8,587)	(6,784)
Additions of amortizable content	(244)	(95)
Purchases of investments	(52,556)	(62,834)
Proceeds from sale or maturity of investments	24,253	—
Net cash used in investing activities	(37,134)	(69,713)
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(41,234)	(399,555)
Net cash used in financing activities	(41,234)	(399,555)
Net decrease in cash and cash equivalents and restricted cash	(15,369)	(399,008)
Cash and cash equivalents and restricted cash, beginning of period	120,409	600,941
Cash and cash equivalents and restricted cash, end of period	$105,040	$201,933
Supplemental disclosure of cash flow information
Cash paid for interest	$19	$—
Cash paid for income taxes	$230	$306
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$973	$1,442
ROU Asset and Liability recognition	$—	$1,980
Excise tax on treasury stock repurchases	$187	$—

Grand Canyon Education, Inc. Reports First Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation, and (iii) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;

●	changes in, or cash requirements for, our working capital requirements;

●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
	2023	2022

	(Unaudited, in thousands)
Net income	$59,564	$58,078
Plus: interest expense	19	—
Less: investment interest and other	(2,153)	(205)
Plus: income tax expense	17,047	19,592
Plus: amortization of intangible assets	2,105	2,105
Plus: depreciation and amortization	5,537	5,724
EBITDA	82,119	85,294
Plus: loss on fixed asset disposal	81	661
Plus: share-based compensation	3,369	3,190
Plus: litigation and regulatory reserves	1,073	1,271
Adjusted EBITDA	$86,642	$90,416

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three-months ended March 31, 2023 and 2022, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended
	March 31,
	2023	2022

	(Unaudited, in thousands except per share data)
GAAP Net income	$59,564	$58,078
Amortization of intangible assets	2,105	2,105
Loss on disposal of fixed assets	81	661
Income tax effects of adjustments(1)	(486)	(698)
As Adjusted, Non-GAAP Net income	$61,264	$60,146

GAAP Diluted income per share	$1.94	$1.66
Amortization of intangible assets (2)	0.06	0.05
Loss on disposal of fixed assets (3)	0.00	0.01
As Adjusted, Non-GAAP Diluted income per share	$2.00	$1.72

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 and $0.02 for the three months ended March 31, 2023 and 2022, respectively.
(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of nil for both the three months ended March 31, 2023 and 2022.